Independent Auditors' Consent


To the Board of Directors and Shareholders
Lexington Strategic Silver Fund, Inc.

We consent to the use of our report dated February 8, 1999 included in this Registration Statement on Form N-1A of the Lexington Strategic Silver Fund, Inc. dated March 1, 1999 and to the references to our firm under the headings "Financial Highlights" and "Counsel of Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                     KPMG LLP

New York, New York
March 1, 1999